                                                                     EXHIBIT 4.2


                              FORM OF GOODRICH NOTE

REGISTERED
No. R-                                         Principal Amount: $
                                                                  ------------

                                                             CUSIP:
                                                                   -----------

         Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                              GOODRICH CORPORATION
                              7.50% NOTES DUE 2008

         GOODRICH CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company"), for value received, hereby promises to pay to

, or registered assigns, the principal sum of ___________________________, on April 15, 2008; and to pay interest thereon semi-annually on April 15 and October 15 (the "Interest Payment Dates") in each year, at the rate of 7.50 percent per annum until the principal hereof is paid or made available for payment. This Security will bear interest from the most recent date to which interest has been paid on the 7 1/2% Series B Senior Note due 2008 of Coltec Industries Inc (the "Old Coltec Note") for which this Security was exchanged pursuant to the exchange offer conducted by the Company (the "Exchange Offer"). However, if the Exchange Offer is consummated after the immediately preceding record date for the payment of interest on the Old Coltec Note and before the payment date associated with such record date, then the interest payable on the first Interest Payment Date following consummation of the Exchange Offer will be paid to the registered holder of the Old Coltec Note on that record date. All interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this security is registered at the close of business on the April 1 (in the case of an April 15 Interest Payment Date) or October 1 (in the case of an October 15 Interest Payment Date) next preceding such Interest Payment Date.

         Payment of the principal of and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York City in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:                                 GOODRICH CORPORATION

[SEAL]
                                       By:
                                          --------------------------------------
                                       Title:

Attest:

By:
   ------------------------------------
     Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee



By:  /s/
   ------------------------------------
     Authorized Officer

                              GOODRICH CORPORATION
                              7.50% NOTES, DUE 2008

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of May 1, 1991 (herein called the "Indenture") between the Company and The Bank of New York, as successor to Harris Trust and Savings Bank, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of a series designated on the face hereof limited in aggregate principal amount to $300,000,000. The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking or purchase funds (if any), may be subject to different repayment provisions (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture. The Indenture further provides that the Securities of a single series may be issued at various times, with different maturity dates, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking or purchase funds (if any) and may be subject to different repayment provisions (if any).

         Any payment required to be made with respect to this Security on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue for the period from and after such date to the date of payment.

         This Security will be redeemable, in whole or in part, at any time, at the option of the Company, at a redemption price equal to the greater of (1) 100% of the principal amount of the Security and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of 12 30-day months) at the treasury rate plus 37.5 basis points, plus accrued and unpaid interest thereon to the date of redemption.

         The "treasury rate" means, with respect to any redemption date for the Securities, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the maturity date of the Securities, yields for the two published maturities most closely corresponding to the comparable treasury issue shall be determined and the treasury rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. The treasury rate shall be calculated on the third Business Day preceding the redemption date.

         A "comparable treasury issue" means the United States Treasury security selected by an independent investment banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities. "Independent investment banker" means one of the reference treasury dealers appointed by the Trustee after consultation with the Company.

         The "comparable treasury price" means with respect to any redemption date for the Securities (i) the average of four reference treasury dealer quotations for such redemption date, after excluding the highest and lowest such reference treasury dealer quotations, or (ii) if the Trustee obtains fewer than four such reference treasury dealer quotations, the average of all such quotations.

         A "reference treasury dealer" means each of CS First Boston, Citibank N.A. and two other primary U.S. Government securities dealers in New York City (each, a "primary treasury dealer") appointed by the Trustee in consultation with the Company; provided, however, that if any of the foregoing shall cease to be a primary treasury dealer, the Company shall substitute therefor another primary treasury dealer.

         "Reference treasury dealer quotations" means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such reference treasury dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

         Except as set forth above, the Securities will not be redeemable by the Company prior to maturity and will not be entitled to the benefit of any sinking fund.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount (calculated as provided in the Indenture) of the Securities of this series then Outstanding may declare the principal of the Securities of this series and accrued interest thereon, if any, to be due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment or supplementing thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Securities at the time Outstanding of all series to be affected (all such series voting as a single class). The Indenture also contains provisions permitting the holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Securities of each series at the time Outstanding, on behalf of the holders of all Securities of such series, to waive certain past defaults or Events of Default under the Indenture and the consequences of any such defaults or Events of Default. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Security at the times, place, and rate, if any, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security register, upon due presentment of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, having the same interest rate and maturity and bearing interest from the same date as this Security, of any authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination having the same interest rate and maturity and bearing interest from the same date as such Securities, as requested by the holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue and notwithstanding any notation of ownership or other writing thereon, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. All payments made to or upon the order of such registered holder, shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for monies payable on this Security.

         No recourse for the payment of the principal of or interest, if any, on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplement thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, official or director, as such, past, present, or future, of the Company or of any successor entity, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessments or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         All terms used in this Security and not otherwise defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Security shall be governed by and construed in accordance with the laws of the State of New York.

                        --------------------------------

         FOR VALUE RECEIVED, ___________________________________________ the
undersigned hereby sell(s), assign(s) and transfers unto

                                               [PLEASE INSERT SOCIAL SECURITY OR
                                          TAX IDENTIFICATION NUMBER OF ASSIGNEE]


                                                !
                                                !
                                                !
----------------------------------------------------------------------------
----------------------------------------------------------------------------
----------------------------------------------------------------------------
----------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OR ASSIGNEE]
-----------------------------------------------------------------------

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________ attorney to transfer the within Security on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
      --------------------------------------

NOTICE:
         -----------------------------------------------------------------------
         The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.